UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2012

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MVB FINANCIAL CORP

(Exact name of registrant as specified in its charter)

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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07	Submission of Matters to a Vote of Security Holders

The MVB Financial Corp Annual Shareholders Meeting was held Tuesday, May 15, 2012 at 301 Virginia Avenue – Fairmont, WV

The Proxy Committee certified that 1,343,927 or 61.54% of the 2,183,690 outstanding voting shares of MVB Financial Corp were represented in person or by proxy and that in accordance with the Bylaws, a quorum was present.

The results of the proxy voting are as follows:

Proposal 1: “Election of Directors”:

83.33% of the votes cast for Proposal No. 1 voted in FAVOR of the Directors nominated.

The following votes were cast for the Director Nominees:

	FOR	AGAINST	Broker
			Non-Votes
Dr. Joseph P. Cincinnati	1,163,417	3,749	176,761
Harvey M. Havlichek	1,119,758	47,408	176,761
Barbara A. McKinney	1,120,547	46,619	176,761
Dr. Kelly R. Nelson	1,162,095	5,071	176,761
Leonard W. Nossokoff	1,162,592	4,574	176,761
Louis Spatafore	1,119,895	47,271	176,761
Roger J. Turner	1,161,916	5,250	176,761

Proposal 2:	A Proposal to ratify the appointment of S.R. Snodgrass, A.C. as Independent Certified Public Accountants for the year 2012.

99.17% of the votes cast for Proposal No. 2 voted in FAVOR of this proposal.

The following votes were cast for Proposal No. 2:

1,332,828	853	10,246

There was no further business, so the meeting was adjourned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Lisa J. Wanstreet
Lisa J. Wanstreet Corporate Secretary

Date:  May 16, 2012